STOCK PURCHASE AGREEMENT
flightserv.com/Inland Communities, Inc.
Regional Developers of Albany, Inc.


     This Stock Purchase Agreement ("Agreement') is entered into this ____ day of June, 1999, by and among flightserv.com, f/k/a PROACTIVE TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as "PTE", Company", or "Shareholder"), INLAND COMMUNITIES, INC., a Florida corporation (hereinafter referred to as "Inland" or Buyer), and REGIONAL DEVELOPERS OF ALBANY, INC., a Georgia corporation (hereinafter the "Subsidiary").

     WHEREAS, Company is the owner of record and beneficially own one hundred per cent (100%), being One Hundred Shares, of the issued and outstanding shares of the Common Stock of the Subsidiary (the "Shares"); and

     WHEREAS, the Company wishes to sell all One Hundred Shares (100) shares of the issued and outstanding shares of Subsidiary to Inland and Inland wishes to purchase the shares for assumption of the debt on the property and cash as set forth more specifically below; and

     WHEREAS, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.
SALE AND PURCHASE OF THE SHARES

     1.1     Sale and Purchase.     Subject to the terms and conditions
hereof, at the Closing (as defined below), Company agrees to assign, transfer, convey and deliver to Inland, and Inland agrees to accept exchange of the shares listed in Exhibit "A", attached hereto.

     1.2     Closing.     The exchange be consummated at the Closing to take
place at a mutually agreed upon site, or via mail, on or before June 30, 1999, unless otherwise mutually agreed upon by the parties.

     1.3 Acquisition Terms. The Shares shall be One Hundred Shares (100) shares of the issued and outstanding common stock of Subsidiary which shall be signed over in blank to Inland together with any legalities required for legal transfer.

     1.4 Consideration. As and for complete consideration for the above shares, Inland shall pay the following sums for the purchase price of said stock:
               Assumption of the following debt:
               Commercial Bank of Thomasville              $740,205.17
               First Bank of Albany - 175 acres             195,027.58
               First Bank of Albany - Quail West/Winifred   360,000.00
               First Bank of Albany - Hickory Grove IV      138,496.70
                                                        ________________
                                                         $1,433,729.45
               31 day Promissory Note                       135,000.00
                                                        ________________
               Total Purchase Price                      $1,568,729.45

          Together with any and all existing taxes and homeowners dues.

          1.5     Other Agreements.     Additionally, the parties agree as
follows:

     1. The Parties agree that Inland shall execute to the Company a Promissory Note in the amount of One Hundred Thirty Five Thousand Dollars ($135,000.00), which note shall be at an annual interest rate of zero per cent (0%), and shall be due and payable not later than July 31, 1999. The Promissory Note shall contain language which states that if said note is not paid by the due date of July 31, 1999, interest shall accrue at the highest allowable rate of default interest allowed by law.

     2. The Company agrees to execute any and all necessary documentation, including minutes, corporate resolutions, resignation of officers and directors, or any other reasonable documentation necessary to validate this transfer in the corporate records of Subsidiary.


ARTICLE II.
REPRESENTATIONS AND WARRANTIES

     2.1. Representations and Warranties of Subsidiary. The Company represents and warrants, with regard to Subsidiary, to Inland as follows:

          A.)     Organization.     The Subsidiary is a corporation, duly
incorporated, validly existing in good standing under the laws of the State of Georgia, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business.

          B.)     Authorized Capitalization.     The authorized capitalization
of the Subsidiary consists of One Hundred Thousand (100,000) Shares of $.01 par value Common Stock, of which One Hundred (100) shares have been issued and are outstanding. The Shares have been duly authorized, validly issued, are fully paid are non assessable and have no liability attaching to the ownership thereof. The Company does not have any outstanding rights, call, options, which obligate it to issue any of its shares of Capital Stock, whether authorized or not. Further, the Company is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity the right to participate, share in, or in any way, obligating the Company to distribute any portion of its income, profits or assets.

     C.     Authority.     The Subsidiary has full power and lawful authority
to execute and deliver this Agreement and the Stock Certificates in order to consummate and perform all of the matters contemplated herein. The executed Agreement and Stock Certificates constitute valid and legally binding obligations upon the Company, enforceable in accordance with the terms thereof. The execution and/or delivery of the Agreement or the Stock Certificates and the consummation and performance of these matters conflicts with, requires the consent, waiver or approval of, results in a breach or default of or gives rise to others and interest or right of termination, cancellation or acceleration of any material matter contained in this Agreement or any other Agreement which the Company is a part thereof.

     D.     Investment intent.     Inland is acquiring the shares for its own
account, for investment purposes only, and not with a view toward the sale or distribution of any part thereof, and Inland has no present intention of selling, granting participation in, or otherwise distributing same to any entity to which it does not control. Inland understands the specific risks related to any investment in the shares, especially as it relates to the financial performance of the Company.


     E.     Subsidiary's Financial Statements.     The Subsidiary's statements
are complete, were provided to Inland, and the principals of Inland has been intimately involved with the day-to-day operations of Subsidiary, and it has had ample time to read and understand said financial statements and perform
sufficient due diligence required to the satisfaction of Inland.   Except as
disclosed in the financial statements, to the best of its knowledge, the Company is not aware of any material liabilities for which the Subsidiary is liable or will become liable in the future.

     F.     Books and Records.     The Subsidiary's books and records are
complete and correct and have been maintained according to good business practices and accurately reflect in all material respects reflects the business, financial condition and results of the operation of the Subsidiary as set forth in the Subsidiary's Financial statements.

     G.     Insurance.     The Subsidiary has sufficient insurance associated
with its policies of general liability, fire and extended coverage, worker's compensation, products liability, property and indemnity and performance bonds, and is not in default with any provisions thereof, and said insurance is sufficient for compliance by Company with all requirements of law and all agreements affecting Subsidiary. Company warrants that these coverages will remain in full force and effect through Closing of this transaction and will not be affected by, terminate or lapse by reason of the transactions contemplated in this Agreement.

     H.     Material Agreements.     All material agreements, employment
agreements, contracts or other material arrangement with any officer, director or shareholder of the Subsidiary or any relative of such person, or any agreements which would have a material affect on the business, financial condition, results of operation, assets, liabilities, or prospects of the Subsidiary have been disclosed. If not disclosed in this exhibit, Company warrants that it does not exist.

     I.     Permits.     All necessary permits, licenses, approvals, or other
authorizations that are materially necessary for the conduct of its business are still in full force and effect and are agreed to be transferred as a part of this transaction.

     J.     Compliance.       To the best of the knowledge of the Company,
Subsidiary is not in violation of any federal, state or local law, ordinance or rule or regulation applicable to its business, nor has it received any actual or threatened complaint, notice or citation of violation from any governmental authority. Further, Subsidiary is in compliance with all applicable pollution control and environmental laws, rules and regulations in all material respects, and has no environmental licenses, permits or authorizations.

     K. Litigation. There are no actions, suits, claims, complaints, proceedings pending or threatened against the Company or the Subsidiary, or either of them, at law or in equity; and to the best of the knowledge of the Company, there are no facts which would provide a legitimate basis for any such action, suit or proceeding, which if decided against the Company or Subsidiary, would have a materially adverse effect on the Subsidiary. Further, there are no outstanding orders, judgments or decrees of any person or governmental authority which specifically affect the Subsidiary or any of its assets.

     L.     Validity of existing contracts.     All material contracts,
agreements, leases and licenses, which the Subsidiary is a party or by which any of its properties or assets are bound or affected have been provided to Inland, are valid and in full force and effect; and no breach or default exists, or upon giving timely notice, would exist on the part of the Company or of any other party.

     M.     No material changes.     Since March 31, 1999, there have been no
actual or threatened developments of a nature that is materially adverse or materially adversely affects the business, financial condition of the business, its assets, liabilities or prospects.

     N.     Fees.     All negotiations relating to this Transaction has been
conducted in such a manner so as not to give rise to any finder's fees, broker's commissions, advisory fees for which the Subsidiary or Inland will or may be liable.

     O.     Full Disclosure.     All statements of the Company contained in
this Agreement and other documentation delivered on behalf of the Company are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein no misleading in light of
the circumstances under which they were made.     There are no facts known to
the Company, which could have a materially adverse affect on the business, financial condition, results of operation, assets, liabilities, or prospects of the Subsidiary, which have not been disclosed to either Inland in this Agreement or its exhibits.

2.2     Representations and Warranties of PTE.     PTE, represents and
warrants to Inland, with respect to the Shares owned by PTE, as follows:

     a.     Title to the Shares.     At Closing, PTE shall own of record and
beneficially the number of shares listed in Paragraph 1.3 of the Company, free and clear of all encumbrances, liens, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and authority to transfer said shares to Inland. No person has any preemptive rights or rights of first refusal with respect to any of the shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the shares, nor are there any outstanding rights options, warrants, or calls with respect to the Shares.

ARTICLE III.
CONDITIONS PRECEDENT TO CLOSE

The obligation of PTE , Inland, and the Subsidiary to close the Transaction contemplated hereunder is subject to fulfillment by PTE, Inland and Subsidiary of each of the following conditions, which may be waived in whole or in part in writing:

3.1     Compliance with representations, Warranties and Covenants.   The
representations and warranties of PTE, Inland, and Subsidiary have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made at Closing. PTE, Inland, and Subsidiary shall have performed all agreements, covenants and conditions required to be performed prior to Closing.

3.2     No Adverse Change.     Subsequent to the date of this Agreement and
the Closing, there shall have been no event which has had a material adverse effect upon the business, financial condition, results of operation, assets, liabilities or prospects of the Company.

3.3     No Legal Proceeding.     No suit, action, or other legal or
administrative proceeding before any court or other governmental agency shall be pending seeking to enjoin the consummation of this Transaction.

3.4     Documents to be Delivered by PTE and Inland.     The Company and
Inland shall have delivered the following:

     A.Stock certificates representing the Shares listed in Paragraph 1.3, duly endorsed to Inland and in blank or accompanied by duly executed stock powers

     B.All agreements referred to in Paragraph 1.4 executed by all appropriate parties,

     C.Such other documents or certificates as shall be reasonably required by the parties or their attorneys to close or consummate the transaction.

3.5     Documents to be delivered regarding Subsidiary.

     A.PTE shall have delivered a certificate of good standing from the Secretary of State of the State of Georgia.

     B.All agreements referred to in Paragraph 1.4, executed by all parties

ARTICLE V.
MISCELLANEOUS

4.1     Modification.     PTE, Inland or the Subsidiary may amend, modify, or
supplement this Agreement in any manner as they mutually agree only in writing.

4.2     Termination and Abandonment.     This agreement may be terminated and
the purchase of the shares may be abandoned before this Closing:

     a.     By the mutual consent of PTE and  Inland.

     b. By PTE, if the representations and warranties of Inland set forth shall not be accurate; or the conditions precedent set forth in Article IV shall not have been satisfied in all materials respects; or

     c. By Inland, if the representations and warranties of PTE set forth herein shall not be accurate, or the conditions precedent set forth in Article IV shall not have been satisfied in all materials respects.

Termination shall be effective on the date of receipt of written notice specifying the reasons therefore.

4.3     Representations and Warranties to Survive.     Unless otherwise
provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit, or other document delivered pursuant this Agreement shall survive the Closing for a period of one (1) year. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

4.4     Assignability.     Inland may assign this Agreement to a related party
of Inland, without the prior express written consent of PTE. All other assignments may occur only with the express, prior written consent of the other party.

4.5     Binding Effect.     This Agreement, together with all other
documentation delivered as exhibits or part of this transaction constitute the entire agreement between the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, assigns of the parties hereto.

4.6     Applicable Law.     This Agreement and Transaction is are made
pursuant to and will be construed under, the laws of Georgia.

4.7     Notices.     All notices, requests, demands and other communication
hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, certified return receipt requested to:

     a.)     If to PTE, to:

                    Proactive Technologies, Inc.
                    C. Beverly Lance, President
                    3343 Peachtree Road, N.E., Suite 530
                    Atlanta, Georgia 30326
                    Telephone: (404) 240-4081
                    Fax:   (404) 240-4101

     b.)     If to Inland, to:

                    Ruben R. Rowe, III
                    3503 Ocean Drive
                    Vero Beach, Florida 32963
                    Telephone: (561) 234-5661
                    Fax: (561) 234-5662

Any change in addresses may be made provided written notice is given to the other parties.

4.8     Headings.     The headings contained herein are for reference only and
do not affect in any way the meaning or interpretation of this agreement.

4.9     Severability.     If any one or more of the provisions of this
Agreement shall, for any reason, be construed to be invalid, illegal or unenforceable under applicable law, this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained therein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

4.10     Attorneys Fees and Expenses.     The prevailing party in any legal
proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

4.11     Integration.     This Agreement and all documents and instruments
executed pursuant hereto merge and integrate all prior agreements and representations respecting the transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This agreement has been negotiated by and submitted to the scrutiny of both PTE and Inland and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight to its having been drafted by either party.

4.12     Expenses.     Each party shall pay all fees and expenses incurred by
it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement on the date first written above.
                                   "PTE"

                                   flightserv.com

                                   By:_____________________________
                                        C. Beverly Lance, President


                                   "Inland"

                                   INLAND COMMUNITIES, INC.

                                   By:_____________________________
                                        Ruben R. Rowe, III, President